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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-2 No. 33-63785) of Interleaf, Inc. and in the related Prospectus, the Registration Statement (Form S-3 No. 333-03761) of Interleaf, Inc. and in the related Prospectus, the Registration Statements (Forms S-8 No. 33-8933,
No. 33-14529, No. 33-30218 and No. 33-59794) pertaining to the 1983 Stock Option Plan of Interleaf, Inc., the Registration Statements (Forms S-8 No. 33-13249, No. 33-30219, No. 33-40663 and No. 33-69066) pertaining to the 1987 Employee
Stock Purchase Plan of Interleaf, Inc., the Registration Statement (Form S-8
No. 33-30220) pertaining to the 1989 Director Stock Option Plan of Interleaf, Inc., the Registration Statements (Forms S-8 No. 33-69068 and No. 33-61051) pertaining to the 1993 Stock Option Plan of Interleaf, Inc., the Registration Statement (Form S-8 No. 33-80864) pertaining to the 1993 Director Stock
Option Plan of Interleaf, Inc., and the Registration Statement (Form S-8
No. 33-84214) pertaining to the 1994 Employee Stock Option Plan of Interleaf, Inc. of our report dated April 26, 1996, with respect to the consolidated financial statements of Interleaf, Inc. included in the Annual Report
(Form 10K) for the year ended March 31, 1996.

Our audits also included the financial statement schedule of Interleaf, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
Boston, Massachusetts
June 28, 1996

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